News Release
For Immediate Release
GenCorp Reports 2010 Second Quarter Results

SACRAMENTO, Calif. – July 8, 2010 – GenCorp Inc. (NYSE: GY) today reported results for the second quarter of 2010.

Financial Overview

•	Sales for the second quarter of 2010 increased by 28%, and totaled $234.1 million compared to $183.0 million for the second quarter of 2009.
•	Adjusted EBITDAP for the second quarter of 2010 was $30.8 million, compared to $24.3 million for the second quarter of 2009.
•
Segment performance before environmental remediation provision adjustments, retirement benefit plan expense (benefit), and unusual items for Aerospace and Defense in the second quarter of 2010 was $28.2 million, compared to $20.1 million for the second quarter of 2009.

•
Net income for the second quarter of 2010 was $13.5 million, or $0.19 diluted earnings per share, compared to net income of $9.2 million, or $0.16 diluted earnings per share for the second quarter of 2009.

•	Cash provided by operating activities in the first half of 2010 totaled $109.5 million, compared to $40.8 million in the first half of the prior year.
•	As of May 31, 2010, the Company had $221.8 million in cash and marketable securities, including $10.4 million of cash restricted for the repurchase of debt.

“We are very pleased to report continued improvement in our quarterly and year-to-date results,” said Scott J. Seymour, GenCorp Inc. President and CEO, and President, Aerojet - General Corporation. “We remain focused on delivering excellent performance to our customers, driving improvements and efficiencies across our operations, and creating value through the enhancement and expansion of our business.”

Operations Review

Aerospace and Defense Segment

Sales for the second quarter of 2010 increased to $232.3 million from $181.5 million in the second quarter of 2009.  The increase in net sales was primarily due to the following: (i) the release of NASA funding constraints on the Orion program generating $16.2 million of additional net sales; (ii) awards received in 2009 on divert and attitude control system programs generating $12.7 million of additional net sales; (iii) increased deliveries and follow-on awards received in 2009 on the Multiple Launch Rocket System (“MLRS”) program generating $6.4 million of additional net sales; and (iv) increased deliveries under the Tube-launched, Optically-tracked, Wire-guided Missile program generating $5.9 million of additional net sales.

Sales for the first half of 2010 increased to $417.4 million from $350.8 million in the first half of 2009.  The increase in net sales was primarily due to the following: (i) the release of NASA funding constraints on the Orion program generating $26.7 million of additional net sales; (ii) awards received in 2009 on divert and attitude control system programs generating $21.4 million of additional net sales; and (iii) increased deliveries on the MLRS program generating $9.2 million of additional net sales.  The increase in net sales was partially offset by a decline in deliveries of rocket motors under the Atlas V program in the current period compared to the prior year period.

Segment performance for the second quarter of 2010 was income of $20.6 million compared to income of $23.3 million in the second quarter of 2009.  Segment performance was income of $30.1 million in the first half of 2010 compared to income of $37.9 million in the first half of 2009. The decrease in segment performance in both periods was primarily the result of an increase in non-cash retirement benefit plan expense in 2010 partially offset by the contribution from higher net sales.

A summary of our backlog is as follows:

	May 31,	November 30,
	2010	2009
	(In millions)
Funded backlog	$758.8	$811.2
Unfunded backlog	442.7	379.6
Total contract backlog	$1,201.5	$1,190.8

Total backlog includes both funded backlog (the amount for which money has been directly appropriated by the U.S. Congress, or for which a purchase order has been received from a commercial customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to delivery delays or program cancellations which are beyond our control.

Real Estate Segment

Sales and segment performance for the second quarter of 2010 were $1.8 million and $1.3 million, respectively, compared to $1.5 million and $1.0 million for the second quarter of 2009, respectively.  Sales and segment performance for the first half of 2010 was $3.5 million and $2.5 million, respectively, compared to $3.1 million and $2.0 million for the first half of 2009, respectively.  Net sales and segment performance consist primarily of rental property operations.

Additional Information

Debt Activity

As of December 1, 2009, the Company adopted a new accounting standard which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The guidance is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the effective date of this guidance.  The Company’s adoption of this guidance affects its 2¼% Convertible Subordinated Debentures (“2¼% Debentures”). Accordingly, during the second quarter and first half of 2010, interest expense includes $1.9 million and $3.9 million, respectively, of non-cash debt discount amortization. Additionally, during the second quarter and first half of 2009 interest expense includes $1.9 million and $3.8 million, respectively, of non-cash debt discount amortization.

As of May 31, 2010, the borrowing limit under the revolving credit facility was $65.0 million with all of it available. Also, as of May 31, 2010, the Company had $68.7 million outstanding letters of credit under the $100.0 million letter of credit subfacility and had permanently reduced the amount of its term loan subfacility to the $51.4 million outstanding.

The Company’s borrowing / repayment activity during the first half of 2010 was as follows:

	November 30, 2009	Additions	Debt Discount Amortization	Cash Payments	Non-cash Repurchase Activity	May 31, 2010
	(In millions)
Term loan	$68.3	$—	$—	$(16.9)	$—	$51.4
9½% Senior Subordinated Notes (“9½% Notes”)	97.5	—	—	(23.0)	0.5	75.0
4% Contingent Convertible Subordinated Notes	125.0	—	—	(125.0)	—	—
4.0625% Convertible Subordinated Debentures	—	200.0	—	—	—	200.0
2¼% Debentures	146.4	—	—	(33.2)	(2.3)	110.9
Debt discount on 2¼% Debentures	(17.0)	—	3.9	—	3.3	(9.8)
Other	1.4	1.3	—	(0.7)	—	2.0
Total Debt and Borrowing Activity	$421.6	$201.3	$3.9	$(198.8)	$1.5	$429.5

A summary of the Company’s 2¼% Debentures repurchased during the second quarter of 2010 is as follows (in millions):

Principal amount repurchased	$35.5
Cash repurchase price	(33.2)
2.3
Write-off of associated debt discount	(3.3)
Portion of debt repurchase attributed to equity component of the 2¼% Debentures	0.9
Write-off of associated deferred financing costs	(0.2)
Loss on debt repurchased	$(0.3)

The Company additionally incurred a $0.9 million loss, including a $0.4 million charge related to the write-off of deferred financing costs, on the repurchase of $22.5 million principal amount of the 9½% Notes.

Retirement Benefit Plans

Components of retirement benefit expense (benefit) are as follows:
	Three months ended May 31,		Six months ended May 31,
	2010	2009	2010	2009
	(In millions)
Service cost	$1.1	$1.1	$2.3	$4.3
Interest cost on benefit obligation	22.5	23.6	45.0	47.1
Assumed return on plan assets	(26.9)	(25.9)	(53.8)	(51.8)
Recognized net actuarial losses (gains)	13.8	(2.3)	27.5	(4.5)
Retirement benefit expense (benefit)	$10.5	$(3.5)	$21.0	$(4.9)

The increase in retirement benefit expense reflects higher actuarial losses recognized in the second quarter and first half of 2010 compared to the comparable 2009 periods.  The increase was primarily the result of (i) a decrease in the discount rate, due to lower market interest rates used to determine the Company’s retirement benefit obligation, to 5.65% as of November 30, 2009 compared to 7.10% as of August 31, 2008, and (ii) an increase in the impact of amortization of prior years’ net investment losses, including the fourth quarter of 2008 which was not previously recognized due to the August 31, 2008 valuation date.

In general, the Pension Protection Act (“PPA”) requires companies with under-funded plans to make up the shortfall over a 7-year period.  These values are based on assumptions specified by the Internal Revenue Service, and are typically not the same as the amounts used for corporate financial reporting.  Companies may prepay contributions, and use those prepayments to offset otherwise required contributions in future years.  The Company has accumulated such prepayments, and is permitted to use these prepayments to meet minimum funding requirements.  For fiscal 2010, the Company is not expecting to make a cash contribution to its pension plan. The value of unfunded accrued benefits and the amount of required contribution each year are based on a number of factors, including plan investment experience and interest rate environment, and as such can fluctuate significantly from year to year.

On June 25, 2010, the President signed the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (“Pension Relief Act”) into law.  The Pension Relief Act will allow pension plan sponsors to extend the shortfall amortization period from the seven years required under PPA to either nine years (with interest-only payments for the first two years) or fifteen years for shortfall amortization bases created during the years for which relief is elected. This election could be made for any two plan years during the period 2008-2011. The Company is currently evaluating the effect of the Pension Relief Act to its defined benefit pension plan.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	the cost of servicing the Company’s debt and the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
•	the earnings and cash flow of the Company’s subsidiaries and the distribution of those earnings to the Company;
•
the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;

•	effects of changes in discount rates, actual returns on plan assets, and government regulations of defined benefit pension plans;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	environmental claims related to the Company’s current and former businesses and operations;
•	changes in the amount recoverable from environmental claims;
•	the results of significant litigation;
•	cancellation or material modification of one or more significant contracts;
•	future reductions or changes in U.S. government spending;
•	cost-overruns on the Company’s contracts that require the Company to absorb excess costs;
•	failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
•	failure to secure contracts;

•	failure to comply with regulations applicable to contracts with the U.S. government;
•	significant competition and the Company’s inability to adapt to rapid technological changes;
•	product failures, schedule delays or other problems with existing or new products and systems;
•	the release or explosion of dangerous materials used in the Company’s businesses;
•	loss of key qualified suppliers of technologies, components, and materials;
•	risks inherent to the real estate market;
•	changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
•
the Company’s ability to execute its real estate business plan including our ability to obtain, or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•	costs and time commitment related to potential acquisition activities;
•	additional costs related to the Company’s divestitures;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	fluctuations in sales levels causing the Company’s quarterly operating results and cash flows to fluctuate;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	changes in the Company’s contract-related accounting estimates;
•	new accounting standards that could result in changes to the Company’s methods of quantifying and recording accounting transactions;
•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Kathy Redd, chief financial officer 916.355.2361
Media: Glenn Mahone, vice president, communications 202.302.9941

(Tables to follow)

GenCorp Inc.
Condensed Consolidated Statements of Operations

(In millions, except per share amounts)	Three months ended May 31,		Six months ended May 31,
	2010	2009 (1)	2010	2009 (1)
	(Unaudited)
Net Sales	$234.1	$183.0	$420.9	$353.9
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	205.5	152.7	375.2	301.6
Selling, general and administrative	7.1	2.8	12.1	4.9
Depreciation and amortization	6.3	6.1	12.3	12.1
Other expense (income), net	1.2	(0.3)	1.3	(0.7)
Unusual items:
Executive severance agreements	—	(0.1)	1.4	1.7
Loss on debt repurchased	1.2	—	1.2	—
Loss on bank amendment	0.7	0.2	0.7	0.2
Legal related matters	0.2	0.3	0.4	0.7
Total operating costs and expenses	222.2	161.7	404.6	320.5
Operating income	11.9	21.3	16.3	33.4
Non-operating (income) expense
Interest income	(0.4)	(0.4)	(0.7)	(0.9)
Interest expense	9.3	9.6	19.7	19.5
Total non-operating (income) expense	8.9	9.2	19.0	18.6
Income (loss) from continuing operations before income taxes	3.0	12.1	(2.7)	14.8
Income tax (benefit) provision	(9.9)	1.5	(5.7)	(19.0)
Income from continuing operations	12.9	10.6	3.0	33.8
Income (loss) from discontinued operations, net of income taxes	0.6	(1.4)	1.6	(5.2)
Net income	$13.5	$9.2	$4.6	$28.6
Income Per Share of Common Stock
Basic
Income per share from continuing operations	$0.22	$0.18	$0.05	$0.58
Income (loss) per share from discontinued operations, net of income taxes	0.01	(0.02)	0.03	(0.09)
Net income per share	$0.23	$0.16	$0.08	$0.49
Diluted
Income per share from continuing operations	$0.18	$0.18	$0.05	$0.55
Income (loss) per share from discontinued operations, net of income taxes	0.01	(0.02)	0.03	(0.08)
Net income per share	$0.19	$0.16	$0.08	$0.47
Weighted average shares of common stock outstanding	58.5	58.5	58.5	58.4
Weighted average shares of common stock outstanding, assuming dilution	80.9	66.6	58.7	66.5

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

GenCorp Inc.
Operating Segment Information

(In millions)	Three months ended May 31,		Six months ended May 31,
	2010	2009 (1)	2010	2009 (1)
Net Sales:	(Unaudited)
Aerospace and Defense	$232.3	$181.5	$417.4	$350.8
Real Estate	1.8	1.5	3.5	3.1
Total Net Sales	$234.1	$183.0	$420.9	$353.9
Segment Performance:
Aerospace and Defense	$28.2	$20.1	$45.5	$34.7
Environmental remediation provision adjustments	(0.1)	0.6	(0.4)	0.3
Retirement benefit plan (expense) benefit	(7.3)	2.9	(14.6)	3.6
Unusual items	(0.2)	(0.3)	(0.4)	(0.7)
Aerospace and Defense Total	20.6	23.3	30.1	37.9
Real Estate	1.3	1.0	2.5	2.0
Total Segment Performance	$21.9	$24.3	$32.6	$39.9
Reconciliation of segment performance to income (loss) from continuing operations before income taxes:
Segment performance	$21.9	$24.3	$32.6	$39.9
Interest expense	(9.3)	(9.6)	(19.7)	(19.5)
Interest income	0.4	0.4	0.7	0.9
Stock-based compensation expense	(1.1)	—	0.4	(0.1)
Corporate retirement benefit plan (expense) benefit	(3.2)	0.6	(6.4)	1.3
Corporate and other	(3.8)	(3.5)	(7.0)	(5.8)
Unusual items	(1.9)	(0.1)	(3.3)	(1.9)
Income (loss) from continuing operations before income taxes	$3.0	$12.1	$(2.7)	$14.8

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance.  Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, income or expenses related to divested businesses, provisions for unusual items not related to the operations, stock-based compensation, interest expense, interest income, and income taxes.  The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.  Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for on-going business operations. It is on this basis that management internally assesses the financial performance of its segments.

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

GenCorp Inc.
Condensed Consolidated Balance Sheets

(In millions)	May 31, 2010	November 30, 2009 (1)
ASSETS	Unaudited
Current Assets
Cash and cash equivalents	$166.5	$126.3
Marketable securities	44.9	—
Accounts receivable	96.9	116.3
Inventories	26.6	61.8
Recoverable from the U.S. government and other third parties for environmental remediation costs and other	27.3	30.6
Grantor trust	2.7	2.4
Other receivables, prepaid expenses and other	20.4	32.8
Income taxes	8.5	2.4
Total Current Assets	393.8	372.6
Noncurrent Assets
Restricted cash	10.4	—
Property, plant and equipment, net	127.9	129.9
Real estate held for entitlement and leasing	57.6	55.3
Recoverable from the U.S. government and other third parties for environmental remediation costs and other	152.8	154.3
Grantor trust	15.6	17.8
Goodwill	94.9	94.9
Intangible assets	17.7	18.5
Other noncurrent assets, net	92.7	91.6
Total Noncurrent Assets	569.6	562.3
Total Assets	$963.4	$934.9
LIABILITIES, REDEEMABLE COMMON STOCK, AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Short-term borrowings and current portion of long-term debt	$1.4	$17.8
Accounts payable	25.0	18.4
Reserves for environmental remediation costs	38.4	44.5
Postretirement medical and life benefits	7.2	7.2
Advance payments on contracts	78.0	66.0
Other current liabilities	103.5	107.5
Total Current Liabilities	253.5	261.4
Noncurrent Liabilities
Senior debt	50.9	51.2
Senior subordinated notes	75.0	97.5
Convertible subordinated notes	301.1	254.4
Other debt	1.1	0.7
Deferred income taxes	8.6	9.6
Reserves for environmental remediation costs	175.2	178.2
Pension benefits	215.8	225.0
Postretirement medical and life benefits	75.1	75.7
Other noncurrent liabilities	48.3	54.1
Total Noncurrent Liabilities	951.1	946.4
Total Liabilities	1,204.6	1,207.8
Redeemable common stock	5.4	6.0
Shareholders’ Deficit
Common stock	5.9	5.9
Other capital	258.3	258.0
Accumulated deficit	(184.4)	(189.0)
Accumulated other comprehensive loss, net of income taxes	(326.4)	(353.8)
Total Shareholders’ Deficit	(246.6)	(278.9)
Total Liabilities, Redeemable Common Stock and Shareholders’ Deficit	$963.4	$934.9

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

GenCorp Inc.
Condensed Consolidated Statements of Cash Flows
	Six Months Ended
	May 31,	May 31,
(In millions)	2010	2009 (1)
	(Unaudited)
Operating Activities
Net income	$4.6	$28.6
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(1.6)	5.2
Depreciation and amortization	12.3	12.1
Amortization of debt discount and financing costs	6.0	6.4
Stock-based compensation and savings plan expense, net	(0.4)	0.1
Loss on debt repurchased and bank amendment	1.9	0.2
Changes in assets and liabilities other than grantor trust activity	85.3	(19.6)
Grantor trust activity	1.9	8.3
Net cash provided by continuing operations	110.0	41.3
Net cash used in discontinued operations	(0.5)	(0.5)
Net Cash Provided by Operating Activities	109.5	40.8
Investing Activities
Marketable securities activity, net	(44.9)	—
Restricted cash	(10.4)	—
Capital expenditures	(7.4)	(4.5)
Net Cash Used in Investing Activities	(62.7)	(4.5)
Financing Activities
Proceeds from issuance of debt	200.0	—
Debt issuance costs	(7.8)	(0.4)
Debt repayments	(198.8)	(1.7)
Net Cash Used in Financing Activities	(6.6)	(2.1)
Net Increase in Cash and Cash Equivalents	40.2	34.2
Cash and Cash Equivalents at Beginning of Period	126.3	92.7
Cash and Cash Equivalents at End of Period	$166.5	$126.9

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

Use of Non-GAAP Financial Measures
In addition to segment performance (discussed earlier in this release), the Company provides Non-GAAP financial measure of the Company’s operational performance called Adjusted EBITDAP.  Management uses this metric to further its own understanding of the Company’s historical and prospective consolidated core operating performance of its segments, net of expenses incurred by its corporate activities in the ordinary, ongoing and customary course of its operations.  Further, the Company believes to effectively compare the core operating performance metric from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on the earnings of the Company, and items incurred outside the ordinary, ongoing and customary course of its operations.  Accordingly, management defines Adjusted EBITDAP as GAAP income (loss) before income taxes adjusted by interest expense, interest income, depreciation and amortization, retirement benefit plan costs (pension and postretirement benefits), and unusual items which management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this additional information is useful to better understand and assess the Company's operating performance.  The measure allows investors, analysts, lenders, and other parties to better evaluate the Company's financial performance and prospects in the same manner as management.  Because the Company's method for calculating the non-GAAP measure may differ from other companies’ methods, the non-GAAP measure presented below may not be comparable to similarly titled measures reported by other companies.  This measure is not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

GenCorp Inc.
Reconciliation of GAAP measure to Non-GAAP measure

(In millions)	Three months ended May 31,		Six months ended May 31,
	2010	2009(1)	2010	2009(1)
	(Unaudited)
GAAP income (loss) from continuing operations before income taxes	$3.0	$12.1	$(2.7)	$14.8
Interest expense	9.3	9.6	19.7	19.5
Interest income	(0.4)	(0.4)	(0.7)	(0.9)
Depreciation and amortization	6.3	6.1	12.3	12.1
Retirement benefit plan expense (benefit)	10.5	(3.5)	21.0	(4.9)
Unusual items	2.1	0.4	3.7	2.6
Adjusted EBITDAP	$30.8	$24.3	$53.3	$43.2
Adjusted EBITDAP as a percentage of net sales	13.2%	13.3%	12.7%	12.2%

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities